STORAGE EQUITIES, INC.
                      600 North Brand Boulevard, Suite 300
                        Glendale, California 91203-1241

          This Proxy is Solicited on Behalf of the Board of Directors

       The undersigned hereby appoints B. Wayne Hughes and Harvey Lenkin, or either of them, with power of substitution, as Proxies, to appear and vote, as designated below, all the shares of Common Stock of Storage Equities, Inc. ("SEI") held of record by the undersigned on _______________, 1995, at the Special Meeting of Shareholders to be held on _______________, 1995, and any adjournments thereof.

       In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

       THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR THE PROPOSED MERGER.

[x]  Please mark votes as in this example.

1. PROPOSED MERGER. To consider and vote upon an Agreement and Plan of Reorganization between SEI and Public Storage Properties VII, Inc. described in the accompanying Joint Proxy Statement and Prospectus.


                        FOR [ ] AGAINST [ ] ABSTAIN [ ]

2. Other matters: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and Joint Proxy Statement and Prospectus dated _______________, 1995.


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE TO THE FIRST NATIONAL BANK OF BOSTON, SHAREHOLDER SERVICES, MAIL STOP 45-02-16, 150 ROYALL STREET, CANTON, MASSACHUSETTS 02021.


                                               Dated: ____________________, 1995


                                           -------------------------------------
                                                        Signature


                                           -------------------------------------
                                                  Signature if held jointly

                                           Please  sign  exactly  as  your  name
                                           appears.  Joint  owners  should  each
                                           sign. Trustees and others acting in a
                                           representative     capacity    should
                                           indicate  the  capacity in which they
                                           sign.


                                  Exhibit 99.1
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